UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2007 (May 6, 2007)
Ohio Casualty Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-05544	31-0783294

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

9450 Seward Road, Fairfield, Ohio	45014

(Address of principal executive offices)	(Zip Code)
(513) 603-2400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 6, 2007, Ohio Casualty Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Liberty Mutual Insurance Company (“Parent”) and Waterfall Merger Corp, a wholly owned direct subsidiary of Parent (“Merger Sub”).
  Merger Agreement
     The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. At the effective time of the Merger, each common share, par value $0.125 per share, of the Company (other than shares owned by the Company, Parent and Merger Sub) will be converted into the right to receive $44.00 in cash, without interest. Each Company stock option and other share purchase rights outstanding at the time of the closing will be cancelled in the Merger and the holder thereof will be entitled to an amount of cash, without interest, equal to the difference between $44.00 and the exercise price of such stock option or purchase right.
     The Merger is subject to the approval of a majority of the Company’s outstanding shares. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other regulatory laws applicable to the Merger, including state insurance laws and regulation, as well as other customary closing conditions.
     The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Parent a termination fee of $62 million.
     A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
  Rights Plan Amendment
     On May 6, 2007, the Company entered into a Second Amendment (the “Second Amendment”) to its Amended and Restated Rights Agreement, dated as of February 19, 1998, between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) as successor to First Chicago Trust Company of New York, as amended on November 8, 2001 (the “Rights Agreement”) for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the transactions contemplated thereby.

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     A copy of the Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment.
  Additional Information and Where to Find It
     In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OHIO CASUALTY CORPORATION AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov. Free copies of the Company’s SEC filings are also available from Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, Attention: Investor Relations.
   Participants in the Solicitation
     The Company and its executive officers, directors, other members of management, employees and the Parent may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.
Item 3.03 Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.
Item 8.01 Other Events.
     On May 7, 2007, the Company issued a press release announcing the signing of the Merger Agreement and various communications relating to the Merger, copies of which are filed as Exhibits 99.1 and 99.2 hereto.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

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(d)	Exhibits.

Exhibit No.	Description
4.1	Second Amendment to Amended and Restated Rights Agreement, dated as of May 6, 2007, to the Amended and Restated Rights Agreement, dated as of February 19, 1998, between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) as successor to First Chicago Trust Company of New York, as amended on November 8, 2001

10.1	Agreement and Plan of Merger, dated as of May 6, 2007, among Liberty Mutual Insurance Company, Waterfall Merger Corp. and Ohio Casualty Corporation

99.1	Press Release dated May 7, 2007

99.2	Internal and External Communication Materials

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO CASUALTY CORPORATION
By:	/s/ Debra K. Crane
Name:	Debra K. Crane
Title:	Senior Vice President, General Counsel and Secretary

Date: May 7, 2007

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amendment to Amended and Restated Rights Agreement, dated as of May 6, 2007, to the Amended and Restated Rights Agreement, dated as of February 19, 1998, between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) as successor to First Chicago Trust Company of New York, as amended on November 8, 2001

10.1	Agreement and Plan of Merger, dated as of May 6, 2007, among Liberty Mutual Insurance Company, Waterfall Merger Corp. and Ohio Casualty Corporation

99.1	Press Release dated May 7, 2007

99.2	Internal and External Communication Materials

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